Exhibit 23.2

Petroleum Consultants	Principal Officers: Harry Jung, P. Eng. President, C.E.O. Dana B. Laustsen, P. Eng. Executive V.P., C.O.O. Keith M. Braaten, P. Eng. Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

TO: Penn West Energy Trust

Re:       Registration Statement on Form F-3

Ladies and Gentleman:

We hereby consent to the reference to our firm name and to the inclusion of excerpts from, or incorporated by reference to, our report dated February 28, 2007, evaluating the crude oil, natural gas liquids and natural gas reserves attributed to the properties of Penn West Energy Trust as of December 31, 2006 (the “GLJ Report”) in the Registration Statement on Form F-3 of Penn West Energy Trust for the fiscal year ended December 31, 2006, filed under the Securities Act of 1933, as amended.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

ORIGINALLY SIGNED BY

Dana B. Laustsen, P. Eng.
Executive Vice-President

Dated: August 9, 2007
Calgary, Alberta
CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com